UNITED AUTO GROUP, INC.
(a Delaware Corporation)

and

The Guarantors named herein

3.5% Senior Subordinated Convertible Notes due 2026

PURCHASE AGREEMENT

Dated: January 25, 2006

UNITED AUTO GROUP, INC.

(a Delaware corporation)

$325,000,000

3.5% Senior Subordinated Convertible Notes due 2026

PURCHASE AGREEMENT

January 25, 2006

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Thomas Weisel Partners LLC

c/o Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

4 World Financial Center

New York, New York 10080

Ladies and Gentlemen:

United Auto Group, Inc., a Delaware corporation (the “Company”), confirms its agreement with the Guarantors (as defined below), Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Representative”) and Thomas Weisel Partners LLC (together, the “Initial Purchasers”), with respect to the issue and sale by the Company and the purchase by the Initial Purchasers of $325,000,000 aggregate principal amount of the Company’s 3.5% Senior Subordinated Convertible Notes due 2026 (the “Initial Notes”), and with respect to the grant by the Company to the Initial Purchasers of the option described in Section 2(b) hereof to purchase all or any part of an additional $50,000,000 aggregate principal amount of 3.5% Senior Subordinated Convertible Notes due 2026 (the “Option Notes” and together with the Initial Notes, the “Notes”). The Notes are to be issued pursuant to an indenture dated as of January 31, 2006 (the “Indenture”) between the Company, the Guarantors and J.P. Morgan Trust Company, National Association, as trustee (the “Trustee”).

The Notes are convertible, subject to certain conditions as described in the Final Offering Memorandum (as defined below), prior to maturity (unless previously redeemed or otherwise purchased) into shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) in accordance with the terms of the Notes and the Indenture. Notes issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company (“DTC”).

The payment of principal, premium and interest on the Notes will be guaranteed on an unsecured senior subordinated basis, jointly and severally, by (i) substantially all of the domestic wholly owned subsidiaries of the Company and their respective successors and assigns (collectively, the “Guarantors”), pursuant to their guarantees (the “Guarantees”). The Initial Notes and the Guarantees attached thereto are herein collectively referred to as the “Initial Securities,” and the Option Notes and the Guarantees attached thereto are herein collectively referred to as the “Option Securities.” The Initial Securities and the Option Securities are herein collectively referred to as the “Securities.”

The Company and each Guarantor understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (“Subsequent Purchasers”) at any time after this Agreement has been executed and delivered. The Securities are to be sold to the Initial Purchasers and offered and resold by the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “1933 Act”), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors that acquire Securities may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the 1933 Act or pursuant to an exemption from the registration requirements of the 1933 Act (including the exemption afforded by Rule 144A (“Rule 144A”) of the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the 1933 Act (the “1933 Act Regulations”)). On or prior to the Initial Closing Time, the Company will enter into a registration rights agreement with the Initial Purchasers (the “Registration Rights Agreement”), pursuant to which, subject to the conditions set forth therein, the Company will be required to file and use its commercially reasonable efforts to have declared effective a registration statement (the “Registration Statement”) under the 1933 Act to register resales of the Securities and the shares of Common Stock issuable upon conversion thereof.

The Company and the Guarantors (a) have prepared and delivered to each Initial Purchaser copies of (i) a preliminary offering memorandum dated January 23, 2006 and (ii) a pricing term sheet dated January 25, 2006, attached hereto as Schedule A, which includes the pricing terms and other information with respect to the Securities and other matters not included in the Preliminary Offering Memorandum, as defined below (the “Pricing Term Sheet”) and (b) will deliver to the Initial Purchasers, on the date hereof, the next succeeding day or as otherwise agreed, copies of a final offering memorandum dated January 25, 2006 (the “Final Offering Memorandum”), each for use by such Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities. “Offering Memorandum” means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether a preliminary offering memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), including exhibits thereto, if any, and any documents incorporated therein by reference, which has been prepared and delivered by the Company and the Guarantors to each Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described” or “stated” in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”) which is incorporated by reference in the Offering Memorandum.

The preliminary offering memorandum dated January 23, 2006, as amended and supplemented immediately prior to the Applicable Time (as defined below), including any documents filed under the 1934 Act prior to the Applicable Time and incorporated by reference therein, is referred to herein as the “Preliminary Offering Memorandum,” and the Preliminary Offering Memorandum together with the Pricing Term Sheet are collectively referred to herein as the “Disclosure Package.” “Applicable Time” means 7:00 am (Eastern time) on January 26, 2006 or such other time as agreed by the Company, the Guarantors and the Initial Purchasers.

SECTION 1. Representations and Warranties by the Company and the Guarantors.

(a) Representations and Warranties. Each of the Company and the Guarantors, jointly and severally, hereby represents and warrants to each Initial Purchaser as of the Applicable Time and as of the Closing Time referred to in Section 2(c) hereof, and agrees with each Initial Purchaser, as follows:

(i) No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 hereof and with the procedures set forth in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Disclosure Package and the Final Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(ii) No Integration of Offerings or General Solicitation. The Company has not, and none of the Company’s subsidiaries have, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the 1933 Act. None of the Company, the Guarantors, any of their subsidiaries or Affiliates (as such term is defined in Rule 501 under the 1933 Act (each, an “Affiliate”)), or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation or warranty) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the 1933 Act.

(iii) Eligibility for Resale under Rule 144A. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Time, of the same class as securities listed on a national securities exchange registered under Section 6 of the 1934 Act, or quoted in a U.S. automated interdealer quotation system.

(iv) Disclosure Package and Final Offering Memorandum. As of the Applicable Time, neither the Disclosure Package nor any individual Supplemental Offering Document (as defined in Section 3 hereof), when considered together with the Disclosure Package, and at Closing Time, neither the Disclosure Package, the Final Offering Memorandum, nor any individual Supplemental Offering Document, when considered together with the Disclosure Package, will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Disclosure Package or the Final Offering Memorandum made in reliance upon and in conformity with written information furnished to the Company or any Guarantor in writing by each Initial Purchaser expressly for use therein. Each of the Preliminary Offering Memorandum and the Final Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A. Neither the Company nor any of the Guarantors has distributed, and the Company and the Guarantors will not distribute, prior to the later of the Closing Time and the completion of the Initial Purchasers’ distribution of the Securities, which shall be deemed to be no later than the Closing Time unless the Company otherwise receives notice, any offering material in connection with the offering and sale of the Securities other than the Preliminary Offering Memorandum, the Final Offering Memorandum and the Disclosure Package.

(v) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission (collectively, the “Incorporated Documents”) complied and will comply in all material respects with the requirements of the 1934 Act, and, when read together with the other information in the Disclosure Package at the Applicable Time, and the Disclosure Package and the Final Offering Memorandum at the Closing Time, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(vi) The Purchase Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and each of the Guarantors.

(vii) The Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Company and, at the Initial Closing Time, will be duly executed and delivered by, and will be a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnification, contribution and exculpation under the Registration Rights Agreement may be limited by applicable law.

(viii) Authorization of the Securities. (i) The Notes to be purchased by the Initial Purchasers from the Company are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Time, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture. (ii) The Guarantees of the Notes will be in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Time, will have been duly executed by each of the Guarantors and, when the Notes have been authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of the Guarantors, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture.

(ix) Authorization of the Indenture. As of the Initial Closing Time, the Indenture will have been duly authorized by the Company and each of the Guarantors and, at the Closing Time, will have been duly executed and delivered by the Company and each of the Guarantors and will constitute a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(x) Description of the Securities and the Indenture. The Notes, the Guarantees of the Notes and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Disclosure Package and the Final Offering Memorandum.

(xi) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package and the Final Offering Memorandum, subsequent to the respective dates as of which information is given in the Disclosure Package and the Final Offering Memorandum: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(xii) Independent Accountants. Deloitte & Touche LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission included in the Disclosure Package and the Final Offering Memorandum, are independent public or certified public accountants within the meaning of Regulation S-X under the 1933 Act and the 1934 Act (“Regulation S-X”). KPMG Audit Plc, who have expressed their opinion with respect to the financial statements of UAG UK Holding Limited, are independent public or certified public accountants within the meaning of Regulation S-X.

(xiii) Preparation of the Financial Statements. The financial statements, together with the related schedules and notes, included and incorporated by reference in the Disclosure Package and the Final Offering Memorandum present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data set forth in the Disclosure Package and the Final Offering Memorandum under the captions “Offering Memorandum Summary—Summary Consolidated Financial Data,” “Selected Consolidated Financial Data” and “Capitalization” fairly present fairly in all material respects the information set forth therein on a basis consistent with that of the audited financial statements contained in the Disclosure Package and the Final Offering Memorandum. There are no pro forma financial statements that would be required to be included in a registration statement on Form S-1 in accordance with Regulation S-X that have not been included in the Disclosure Package and the Final Offering Memorandum.

All disclosures contained in the Disclosure Package and the Final Offering Memorandum regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act.

(xiv) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated or formed and is validly existing as a corporation, partnership or limited liability company in good standing under the laws of the jurisdiction of its incorporation or formation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Final Offering Memorandum and, in the case of the Company and the Guarantors, to enter into and perform its obligations under each of this Agreement, the Securities and the Indenture. The Company has corporate power and authority to enter into and perform its obligations under the Registration Rights Agreement. Each of the Company and each subsidiary is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, other than liens granted pursuant to the Company’s Credit Agreement with (i) DaimlerChrysler Services North America, LLC and Toyota Motor Credit Corporation (the “U.S. Credit Agreement”) and (ii) the Royal Bank of Scotland (the “U.K. Credit Agreement”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, other than entities acquired since such date.

(xv) Capitalization and Other Capital Stock Matters. The total stockholders’ equity of the Company is as set forth in the Disclosure Package and the Final Offering Memorandum in the column entitled “Actual” under the caption “Capitalization” as of the respective dates set forth therein, and the actual, authorized, issued and outstanding number of shares of Common Stock of the Company as of January 13, 2006 is as set forth in the section entitled “Description of Capital Stock” in the Final Offering Memorandum, and there have been no changes to such amounts (except for subsequent (a) issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements, employee benefit plans referred to in the Disclosure Package and the Final Offering Memorandum or pursuant to the exercise of convertible securities or options referred to in the Disclosure Package and the Final Offering Memorandum or (b) the purchase by the Company of shares of Common Stock with a portion of the net proceeds of the sale of the Securities as described under “Use of Proceeds” in the Preliminary Offering Memorandum and the Final Offering Memorandum). The Common Stock conforms in all material respects to the description thereof set forth in the Disclosure Package and the Final Offering Memorandum. All of the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof into shares of Common Stock in accordance with the terms of the Securities and the Indenture; the shares of Common Stock issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when issued upon such conversion in accordance with the terms of the Securities, will be validly issued and will be fully paid and non-assessable; no holder of such shares will be subject to personal liability by reason of being such a holder; and the issuance of such shares upon such conversion will not be subject to the preemptive or other similar rights of any securityholder of the Company. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Disclosure Package and the Final Offering Memorandum. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth or incorporated by reference in the Disclosure Package and the Final Offering Memorandum accurately and fairly describes such plans, arrangements, options and rights.

(xvi) Stock Exchange Listing. The Common Stock is registered pursuant to Section 12(b) of the 1934 Act and is listed on the New York Stock Exchange (the “NYSE”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or delisting the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(xvii) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its charter or by laws or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound (including, without limitation, the U.S. Credit Agreement and the U.K. Credit Agreement, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The execution, delivery and performance of this Agreement, the Registration Rights Agreement, and the Indenture by the Company and each Guarantor party thereto, and the issuance and delivery of the Securities, and consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and (i) will not result in any violation of the provisions of the charter or by laws of the Company or any guarantor, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any guarantor pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change, and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s or any Guarantor’s execution, delivery and performance of this Agreement, the Registration Rights Agreement or the Indenture, or the issuance and delivery of the Securities, or consummation of the transactions contemplated hereby and thereby, except such as have been obtained or made by the Company and are in full force and effect under the 1933 Act, applicable state securities or blue sky laws and except such as may be required by federal and state securities laws with respect to the Company’s obligations under the Registration Rights Agreement. No consent of any floorplan lender, automobile manufacturer or distributor or any affiliate of any of the foregoing is required in connection with the sale of the Securities or the consummation of the transactions contemplated by this Agreement. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xviii) No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s or any Guarantor’s knowledge, threatened against or affecting the Company or any of its subsidiaries, which has as the subject thereof any property owned or leased by, the Company or any of its subsidiaries, where in any such case there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company’s knowledge, is threatened or imminent.

(xix) Intellectual Property Rights. The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, could reasonably be expected to result in a Material Adverse Change.

(xx) All Necessary Permits, etc. The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

(xxi) Title to Properties. The Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in this Agreement (or elsewhere in the Disclosure Package or the Final Offering Memorandum), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except for the security interests held by the lenders under the U.S. Credit Agreement, the U.K. Credit Agreement, any floor plan lender or such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(xxii) Tax Law Compliance. The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in this Agreement in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

(xxiii) Company Not an “Investment Company”. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and after receipt of payment for the Securities will not be, an “investment company” within the meaning of Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(xxiv) Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as it believes prudent, and all such insurance is in full force and effect. The Company has no reason to believe that it or any subsidiary will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

(xxv) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xxvi) Solvency. The Company and each of the Guarantors is, and immediately after the Closing Time will be, Solvent. As used herein, the term “Solvent” means, with respect to the Company or any Guarantor on a particular date, that on such date (i) the fair market value of the assets of the Company or such Guarantor, as the case may be, is greater than the total amount of liabilities (including contingent liabilities) of the Company or such Guarantor, as the case may be, (ii) the present fair salable value of the assets of the Company or such Guarantor, as the case may be, is greater than the amount that will be required to pay the probable liabilities of the Company or such Guarantor, as the case may be, on its debts as they become absolute and matured, (iii) the Company or such Guarantor, as the case may be, is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) the Company or such Guarantor, as the case may be, does not have unreasonably small capital.

(xxvii) Company’s Accounting System. The Company on a consolidated basis, and each of the Company’s subsidiaries, maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Disclosure Package and the Final Offering Memorandum, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxviii) Compliance with Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law, (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the Company’s and the Guarantors’ knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law, and (iii) to the best of the Company’s and the Guarantors’ knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

(xxix) ERISA Compliance. The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414, or of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(xxx) No Default in Senior Indebtedness. No event of default exists under any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument constituting Senior Indebtedness (as defined in the Indenture).

(xxxi) Foreign Corrupt Practices Act. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxii) Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxiii) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(b) Officer’s Certificates. Any certificate signed by an officer of the Company or any Guarantor and delivered to the Representative or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company or such Guarantor to each Initial Purchaser as to the matters set forth therein, to the extent such certificate states it is a representation and warranty.

SECTION 2. Sale and Delivery to the Initial Purchasers; Closing.

(a) Initial Securities. On the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Company and the Guarantors agree to sell to each Initial Purchaser, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Company and the Guarantors, at the price set forth in Schedule B, $325,000,000 aggregate principal amount of Initial Securities.

(b) Option Securities. In addition, on the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Company and the Guarantors hereby grant an option to each Initial Purchaser to purchase up to an additional $50,000,000 aggregate principal amount of Option Securities at the price per Security set forth in Schedule B, plus accrued and unpaid interest from the Initial Closing Time to, but excluding, the Option Closing Time. The option hereby granted will expire 13 days after the date hereof and may be exercised at any time (but not more than once) upon notice by each Initial Purchaser to the Company and the Guarantors setting forth the number of Option Securities as to which such Initial Purchaser is then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (the “Option Closing Time”) shall be determined by the Company and the Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Initial Closing Time, as hereinafter defined.

(c) Payment. Payment of the purchase price for, and delivery of global certificates for, the Initial Securities and the Initial Guarantees shall be made at the office of Shearman & Sterling, LLP, 599 Lexington Avenue, New York, New York, 10022, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. (Eastern time) on the fourth business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called the “Initial Closing Time” and the Initial Closing Time and the Option Closing Time, each being the applicable “Closing Time”).

In addition, in the event that any Initial Purchaser has exercised its option to purchase all or any of the Option Securities, payment of the purchase price for, and delivery of one or more global certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by such Initial Purchaser and the Company, on the Option Closing Time as specified in the notice from such Initial Purchaser to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Initial Purchasers of certificates for the purchased Securities.

(d) Denominations; Registration. Global Certificates for the Initial Securities and the Option Securities, if any, shall be registered in the name of Cede & Co., as nominee of DTC, and shall be in such denominations ($1,000 or integral multiples of $1,000 in excess thereof) as the Representative may request in writing at least one full business day before the Initial Closing Time or the Option Closing Time, as the case may be. The global certificates representing the Securities shall be made available for examination and packaging by the Initial Purchasers in The City of New York not later than 10:00 A.M. on the last business day prior to Initial Closing Time or the Option Closing Time, as the case may be.

SECTION 3. Covenants of the Company. The Company and the Guarantors, jointly and severally, covenant with the Initial Purchasers as follows:

(a) Offering Memorandum. The Company and the Guarantors, as promptly as possible, will furnish to the Initial Purchasers, without charge, such number of copies of the Final Offering Memorandum and any amendments and supplements thereto as the Initial Purchasers may reasonably request.

(b) Notice and Effect of Material Events. The Company and the Guarantors will immediately notify the Initial Purchasers, and confirm such notice in writing, of (x) any filing made by the Company and the Guarantors of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) prior to the completion of the placement of the offered Securities by the Initial Purchasers as evidenced by a notice in writing from the Initial Purchasers to the Company, any material changes in or affecting the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise which (i) make the statements in the Disclosure Package or the Final Offering Memorandum false or misleading or (ii) are not disclosed in the Disclosure Package and the Final Offering Memorandum. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of any of the Company, its counsel, the Initial Purchasers or counsel for the Initial Purchasers, to amend or supplement the Final Offering Memorandum in order that the Final Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company and the Guarantors will forthwith amend or supplement the Final Offering Memorandum by preparing and furnishing to the Initial Purchasers an amendment or amendments of, or a supplement or supplements to, the Final Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchasers) so that, as so amended or supplemented, the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.

(c) Amendment and Supplements to the Offering Memorandum. The Company and the Guarantors will advise the Initial Purchasers promptly of any proposal to amend or supplement the Final Offering Memorandum (including any filings with the Commission made pursuant to the 1934 Act or the rules and regulations of the Commission thereunder) and will not effect such amendment or supplement without the consent of the Initial Purchasers, not to be unreasonably withheld. Neither the consent of the Initial Purchasers, nor the Initial Purchasers’ delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof. If at any time prior to the completion of the placement of the Securities by the Initial Purchasers, the Company or any Guarantor has issued or shall have issued any written communication, which would be deemed an “free writing prospectus” as defined in Rule 405 of the 1933 Act Regulations if the placement of the Securities contemplated by this Agreement were conducted as a public offering made pursuant to a registration statement filed with the Commission under the 1933 Act (a “Supplemental Offering Document”), and there occurred or occurs an event or development as a result of which such Supplemental Offering Document conflicted or would conflict with the information contained in the Disclosure Package or the Final Offering Memorandum or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company and the Guarantors will promptly notify the Initial Purchasers and will promptly amend or supplement, at its own expense, such Supplemental Offering Document to eliminate or correct such conflict, untrue statement or omission.

(d) Qualification of Securities for Offer and Sale. The Company and the Guarantors shall cooperate with the Initial Purchasers, to qualify the Securities (and the shares of Common Stock issuable upon conversion of the Securities) for offering and sale under the applicable securities laws of such states and other jurisdictions as the Initial Purchasers may designate and to maintain such qualifications in effect as long as required for the sale of the Securities; provided, however, that the Company and the Guarantors shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(e) DTC. The Company and the Guarantors will cooperate with the Initial Purchasers and use their best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.

(f) Use of Proceeds. The Company and the Guarantors will use the net proceeds received by it from the sale of the Securities in the manner specified in the Disclosure Package and the Final Offering Memorandum under “Use of Proceeds.”

(g) Restriction on Sale of Securities. During a period of 90 days from the date of the Final Offering Memorandum, the Company will not, without the prior written consent of the Representative, directly or indirectly, (i) issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, any other debt securities of the Company or other securities of the Company that are in any such case convertible into, or exchangeable for, the offered Securities or such other debt securities, (ii) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for or repayable with Common Stock, or file any registration statement under the 1933 Act with respect to any of the foregoing or (iii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of the Common Stock, or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether any such swap or transaction described in clause (ii) or (iii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or the Common Stock to be delivered upon conversion thereof, (B) shares of Common Stock issued as consideration for the acquisition of another business entity, provided that in the case of (B), the recipient of such shares shall have agreed in writing not to sell, offer, dispose of or otherwise transfer any such shares during such 90-day period without the prior written consent of the Representative, (C) the resale registration statement to be filed by the Company pursuant to the Registration Rights Agreement and (D) shares of Common Stock or options to be issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation benefit plans or pursuant to currently outstanding options, warrants or rights existing on the date hereof and referred to in the Disclosure Package and the Final Offering Memorandum or issued after the date hereof pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans.

(h) PORTAL Designation. The Company and the Guarantors will use their commercially reasonable efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. (“NASD”) relating to trading in the PORTAL Market.

(i) Reporting Requirements. Until the offering of the Securities is closed, the Company and the Guarantors will file all documents required to be filed with the Commission pursuant to the 1934 Act and the rules and regulations of the Commission thereunder within the time periods required thereby.

(j) No Other Offering Documents. The Company and each Guarantor represents and agrees that, unless it obtains the prior consent of each Initial Purchaser, and each Initial Purchaser represents and agrees that, unless it obtains the prior consent of the Company and the Guarantors, it has not made and will not make any offer relating to the Securities that, if the placement of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed with the Commission, would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company, the Guarantors and any Initial Purchaser is hereinafter referred to as a “Permitted Supplemental Offering Document.”

SECTION 4. Payment of Expenses.

(a) Expenses. The Company and the Guarantors shall pay all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing, delivery to the Initial Purchasers and any filing of the Disclosure Package or any Offering Memorandum (including financial statements and any schedules or exhibits and any document incorporated by reference) and of each amendment or supplement thereto or of any Supplemental Offering Document, (ii) the preparation, printing and delivery to the Initial Purchasers of this Agreement, the Indenture, the Securities, the Registration Rights Agreement and such other documents as may be required in connection with the offer, purchase, sale, issuance or delivery of the Securities or the issuance or delivery of the Common Stock issuable upon conversion thereof, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Initial Purchasers and the certificates for the Common Stock issuable upon conversion thereof, including any transfer taxes, any stamp or other duties payable upon the sale, issuance and delivery of the Securities to the Initial Purchasers, the issuance and delivery of the Common Stock issuable upon conversion thereof and any charges of DTC in connection therewith, (iv) the fees and disbursements of the Company’s and the Guarantors’ counsel, accountants and other advisors, (v) the qualification of the Securities and the shares of Common Stock issuable upon conversion of the Securities under securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) any fees of the NASD in connection with the Securities, (vii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (viii) one half of the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show,(ix) the fees and expenses of any transfer agent or registrar for the Common Stock, (x) any fees payable in connection with any rating of the Securities, (xi) any fees and expenses payable in connection with the initial and continued designation of the Securities as PORTAL securities under the PORTAL Market Rules pursuant to NASD Rule 5322.

(b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 10(a)(i) hereof, the Company and the Guarantors shall reimburse the Initial Purchasers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers.

SECTION 5. Conditions of Initial Purchasers’ Obligations. The obligations of the Initial Purchaser hereunder are subject to the accuracy of the representations and warranties of the Company and each of the Guarantors contained in Section 1 hereof as of the date hereof and as of the applicable Closing Time, and to the accuracy of the representations and warranties of the Company and each of the Guarantors in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company and each of the Guarantors of its respective covenants and other obligations hereunder, and to the following further conditions:

(a) Opinion of Counsel for Company and the Guarantors. At the applicable Closing Time, the Representative shall have received (1) the favorable opinion, dated as of such Closing Time, of Fried, Frank, Harris, Shriver & Jacobson, counsel for the Company and the Guarantors, in form and substance satisfactory to counsel for the Initial Purchasers, to the effect set forth in Exhibit A(1) hereto and (2) the favorable opinion, dated as of such Closing Time, of Shane Spradlin, corporate counsel for the Company, in form and substance satisfactory to counsel for the Initial Purchasers, to the effect set forth in Exhibit A(2) hereto and to such further effect as counsel to the Initial Purchasers may reasonably request.

(b) Opinion of Counsel for Initial Purchasers. At the applicable Closing Time, the Representative shall have received the favorable opinion, dated as of such Closing Time, of Shearman & Sterling, LLP, counsel for the Initial Purchasers, with respect to the matters set forth in (i) through (vi), inclusive, (ix), (x), (xiv) and the penultimate paragraph of Exhibit A(1) hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(c) Officers’ Certificate. At the applicable Closing Time, there shall not have been, since the Applicable Time or since the respective dates as of which information is given in the Disclosure Package or the Final Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the Applicable Time), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of such Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (iii) the Company and each of the Guarantors has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such Closing Time.

(d) Accountants’ Comfort Letters. At the time of the execution of this Agreement, the Representative shall have received from: (1) Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for the other Initial Purchaser, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Initial Purchasers with respect to the financial statements of the Company and certain financial information contained in the Disclosure Package and the Final Offering Memorandum and (2) KPMG Audit Plc a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for the other Initial Purchaser, relating to UAG UK Holding Limited.

(e) Bring-down Comfort Letter. At the applicable Closing Time, the Representative shall have received from Deloitte & Touche LLP and KPMG Audit Plc, respectively, a letter, dated as of such Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to such Closing Time.

(f) PORTAL. At the Initial Closing Time, the Securities shall have been designated for trading on PORTAL.

(g) Lock-up Agreements. On or prior to the Initial Closing Time, the Representative shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed in Schedule C hereto.

(h) Indenture and Registration Rights Agreement. At or prior to the Initial Closing Time, the Company, the Guarantors and the Trustee shall have executed and delivered the Indenture, and the Company and the Initial Purchasers shall have executed and delivered the Registration Rights Agreement.

(i) Additional Documents. At the applicable Closing Time, counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and each of the Guarantors in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Initial Purchasers.

(j) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company and the Guarantors at any time at or prior to the applicable Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect.

SECTION 6. Subsequent Offers and Resales of the Securities.

(a) Offer and Sale Procedures. The Initial Purchasers, the Company and the Guarantors hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

(i) Offers and Sales. Offers and sales of the Securities shall only be made to persons whom the offeror or seller reasonably believes to be qualified institutional buyers, as defined in Rule 144A under the 1933 Act (“Qualified Institutional Buyers”).

(ii) No General Solicitation. No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in the United States in connection with the offering or sale of the Securities.

(iii) Purchases by Non-Bank Fiduciaries. In the case of a non-bank Subsequent Purchaser of a Security acting as a fiduciary for one or more third parties, each third party shall, in the judgment of the Initial Purchasers, be a Qualified Institutional Buyer.

(iv) Subsequent Purchaser Notification. The Initial Purchasers will take reasonable steps to inform, and cause each of its U.S. Affiliates to take reasonable steps to inform, persons acquiring Securities from such Initial Purchaser or affiliate, as the case may be, in the United States that the Securities (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and (C) may not be offered, sold or otherwise transferred except (1) to the Company, (2) outside the United States in accordance with Regulation S under the 1933 Act, or (3) inside the United States in accordance with (x) Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Securities for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) pursuant to another available exemption from registration under the 1933 Act.

(v) Restriction on Transfer. The transfer restrictions and the other provisions set forth in the Preliminary Offering Memorandum and the Final Offering Memorandum under the caption “Transfer Restrictions,” including the legend required thereby, shall apply to the Securities except as otherwise agreed by the Company and the Initial Purchasers. Following the sale of the Securities by the Initial Purchasers to each Subsequent Purchaser pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Company or the Guarantors for any losses, damages or liabilities suffered or incurred by the Company or the Guarantors, including any losses, damages or liabilities under the 1933 Act, arising from or relating to any subsequent resale or transfer of any Security.

(vi) Minimum Principal Amount. No sale of the Securities to any one Subsequent Purchaser will be for less than U.S. $1,000 principal amount and no Security will be issued in a smaller principal amount. If the Subsequent Purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase at least U.S. $1,000 principal amount of the Securities.

(b) Covenants of the Company and the Guarantors. The Company and each Guarantor covenants with the Initial Purchasers as follows:

(i) Integration. The Company and each Guarantor agrees that it will not and will cause its Affiliates not to, directly or indirectly, solicit any offer to buy, sell or make any offer or sale of, or otherwise negotiate in respect of, securities of the Company of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A thereunder or otherwise.

(ii) Rule 144A Information. The Company and the Guarantors agree that, in order to render the offered Securities eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the offered Securities remain outstanding, they will make available, upon request, to any holder of offered Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless the Company and the Guarantors furnish information to the Commission pursuant to Section 13 or 15(d) of the 1934 Act.

(iii) Restriction on Repurchases. Until the expiration of two years after the original issuance of the offered Securities, the Company will not, and will cause its Affiliates not to, resell any offered Securities which are “restricted securities” (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker’s transactions).

(c) Qualified Institutional Buyer. Each Initial Purchaser represents and warrants to, and agrees with, the Company and the Guarantors that it is a Qualified Institutional Buyer and an “accredited investor” within the meaning of Rule 501(a) under the 1933 Act (an “Accredited Investor”).

SECTION 7. Indemnification.

(a) Indemnification of Initial Purchasers. The Company and each Guarantor, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any Supplemental Offering Document, the Disclosure Package or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by such Initial Purchaser), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company and the Guarantors by the Initial Purchasers expressly for use in the Preliminary Offering Memorandum, any Supplemental Offering Document, the Disclosure Package or the Final Offering Memorandum (or any amendment thereto).

(b) Indemnification of Company. Each Initial Purchaser severally agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Preliminary Offering Memorandum, any Supplemental Offering Document, the Disclosure Package or the Final Offering Memorandum in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser expressly for use therein.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by such Initial Purchaser, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Guarantors and the total underwriting discount received by the Initial Purchasers, bear to the aggregate initial offering price of the Securities.

The relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased and sold by it hereunder exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and such Initial Purchaser’s Affiliates and selling agents shall have the same rights to contribution as such Initial Purchaser, and each person, if any, who controls the Company and any of the Guarantors within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and any Guarantor.

SECTION 9. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or any Guarantor submitted pursuant hereto shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Initial Purchaser or its Affiliates or selling agents, any person controlling an Initial Purchaser, its officers or directors, any person controlling the Company or any Guarantor and (ii) delivery of and payment for the Securities.

SECTION 10. Termination of Agreement.

(a) Termination; General. The Representative may terminate this Agreement, by notice to the Company and the Guarantors, at any time at or prior to the applicable Closing Time (i) if there has been, since the Applicable Time or since the date as of which information is given in the Preliminary Offering Memorandum, the Disclosure Package or the Final Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the American Stock Exchange or the NYSE or in the or in the Nasdaq National Market System has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7, 8 and 9 shall survive such termination and remain in full force and effect.

SECTION 11. Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated at 4 World Financial Center, 250 Vesey Street, New York, New York 10080, attention of Perry Hall, to Thomas Weisel Partners LLC at One Montgomery Tower, One Montgomery Street, San Francisco, California 94104, attention of Patrick O’Shaughnessy; notices to the Company and the Guarantors shall be directed to the Company at 2555 Telegraph Road, Bloomfield Hills, Michigan 48302, attention of General Counsel.

SECTION 13. No Advisory or Fiduciary Relationship. The Company and each Guarantor named herein acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and each Initial Purchaser, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company or any Guarantor, or its stockholders, creditors, employees or any other party, (c) neither Initial Purchaser has assumed nor will assume an advisory or fiduciary responsibility in favor of the Company or any Guarantor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company or any Guarantor on other matters) and neither Initial Purchaser has any obligation to the Company or any Guarantor with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) each Initial Purchaser and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Guarantors, and (e) neither Initial Purchaser has provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Guarantors and the Initial Purchasers, or any of them, with respect to the subject matter hereof.

SECTION 15. Parties. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, the Guarantors and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers, the Company, the Guarantors and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers, the Company, the Guarantors and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Initial Purchasers shall be deemed to be a successor by reason merely of such purchase.

SECTION 16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 17. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 19. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchasers and the Company in accordance with its terms.

Very truly yours, UNITED AUTO GROUP, INC. By	/s/ Robert H. Kurnick, Jr.

Title: Executive Vice President

THE GUARANTORS:

AUTO MALL PAYROLL SERVICES, INC.

BRETT MORGAN CHEVROLET-GEO, INC.

CENTRAL FORD CENTER, INC.

CJNS, LLC

CLASSIC AUTO GROUP, INC.

CLASSIC ENTERPRISES, LLC

CLASSIC IMPORTS, INC.

CLASSIC MANAGEMENT COMPANY, INC.

CLASSIC MOTOR SALES, LLC

CLASSIC NISSAN OF TURNERSVILLE, LLC

CLASSIC TURNERSVILLE, INC.

COVINGTON PIKE DODGE, INC.

D.	YOUNG CHEVROLET, LLC

DAN YOUNG CHEVROLET, INC.

DAN YOUNG MOTORS, LLC

DEALER ACCESSORIES, LLC

DIFEO PARTNERSHIP, LLC

EUROPA AUTO IMPORTS, INC.

FLORIDA CHRYSLER PLYMOUTH, INC.

FRN OF TULSA, LLC

GENE REED CHEVROLET, INC.

GMG MOTORS, INC.

GOODSON NORTH, LLC

GOODSON PONTIAC-GMC, LLC

GOODSON SPRING BRANCH, LLC

HT AUTOMOTIVE, LTD.

JS IMPORTS, INC.

KMPB, LLC

KMT/UAG, INC.

LANDERS AUTO SALES, LLC

LANDERS BUICK PONTIAC, INC.

LANDERS FORD NORTH, INC.

LANDERS FORD, INC.

LANDERS NISSAN, LLC

LANDERS UNITED AUTO GROUP NO. 2, INC.

LATE ACQUISITION I, LLC

LATE ACQUISITION II, LLC

LMNS, LLC

LRP, LTD.

MICHAEL CHEVROLET-OLDSMOBILE, INC.

MOTORCARS ACQUISITION II, LLC

MOTORCARS ACQUISITION III, LLC

MOTORCARS ACQUISITION IV, LLC

MOTORCARS ACQUISITION V, LLC

MOTORCARS ACQUISITION VI, LLC

MOTORCARS ACQUISITION, LLC

NATIONAL CITY FORD, INC.

NISSAN OF NORTH OLMSTED, LLC

PALM AUTO PLAZA, INC.

PEACHTREE NISSAN, INC.

PMRC, LLC

REED-LALLIER CHEVROLET, INC.

RELENTLESS PURSUIT ENTERPRISES, INC.

SA AUTOMOTIVE, LTD.

SAU AUTOMOTIVE, LTD.

SCOTTSDALE FERRARI, LLC

SCOTTSDALE JAGUAR, LTD.

SCOTTSDALE MANAGEMENT GROUP, LTD.

SIGMA MOTORS, INC.

SK MOTORS, LTD.

SL AUTOMOTIVE, LTD.

SOMERSET MOTORS, INC.

SUN MOTORS, LTD.

THE NEW GRACELAND DODGE, INC.

TRI-CITY LEASING, INC.

UAG ATLANTA H1, LLC

UAG ATLANTA IV MOTORS, INC.

UAG CAPITOL, INC.

UAG CARIBBEAN, INC.

UAG CAROLINA, INC.

UAG CENTRAL FLORIDA MOTORS, LLC

UAG CENTRAL REGION MANAGEMENT, INC.

UAG CERRITOS, LLC

UAG CHCC, INC.

UAG CHEVROLET, INC.

UAG CITRUS MOTORS, LLC

UAG CLASSIC, INC.

UAG CLOVIS, INC.

UAG CONNECTICUT, LLC

UAG DULUTH, INC.

UAG EAST, LLC

UAG ESCONDIDO A1, INC.

UAG ESCONDIDO H1, INC.

UAG ESCONDIDO M1, INC.

UAG FAYETTEVILLE I, LLC

UAG FAYETTEVILLE II, LLC

UAG FAYETTEVILLE III, LLC

UAG FINANCE COMPANY, INC.

UAG GRACELAND II, INC.

UAG HUDSON, INC.

UAG INTERNATIONAL HOLDINGS, INC.

UAG KISSIMMEE MOTORS, INC.

UAG LANDERS SPRINGDALE, LLC

UAG LOS GATOS, INC.

UAG MARIN, INC.

UAG MEMPHIS II, INC.

UAG MEMPHIS IV, INC.

UAG MEMPHIS V, INC.

UAG MICHIGAN CADILLAC, LLC

UAG MICHIGAN H1, LLC

UAG MICHIGAN H2, LLC

UAG MICHIGAN PONTIAC-GMC, LLC

UAG MICHIGAN T1, LLC

UAG MICHIGAN TMV, LLC

UAG NANUET I, LLC

UAG NANUET II, LLC

UAG NEVADA LAND, LLC

UAG NORTHEAST, LLC

UAG OLDSMOBILE OF INDIANA, LLC

UAG PHOENIX VC, LLC

UAG ROYAL PALM, LLC

UAG SAN DIEGO A1, INC.

UAG SAN DIEGO AU, INC.

UAG SAN DIEGO H1, INC.

UAG SAN DIEGO JA, INC.

UAG SAN DIEGO MANAGEMENT, INC.

UAG SOUTHEAST, INC.

UAG SPRING, LLC

UAG STEVENS CREEK II, INC.

UAG SUNNYVALE, INC.

UAG TORRANCE, INC.

UAG TULSA JLM, LLC

UAG TULSA VC, LLC

UAG TURNERSVILLE MOTORS, LLC

UAG VC II, LLC

UAG VK, LLC

UAG WEST BAY AM, LLC

UAG WEST BAY FM, LLC

UAG WEST BAY IA, LLC

UAG WEST BAY IAU, LLC

UAG WEST BAY IB, LLC

UAG WEST BAY II, LLC

UAG WEST BAY IL, LLC

UAG WEST BAY IM, LLC

UAG WEST BAY IN, LLC

UAG WEST BAY IP, LLC

UAG WEST BAY IV, LLC

UAG WEST BAY IW, LLC

UAG WEST, LLC

UAG YOUNG AUTOMOTIVE GROUP, LLC

UAG YOUNG II, INC.

UAG/PFS, INC.

UNITED FORD BROKEN ARROW, LLC

UNITED FORD NORTH, LLC

UNITED FORD SOUTH, LLC

UNITED NISSAN, INC. (A GEORGIA CORPORATION)

UNITED NISSAN, INC. (A TENNESSEE CORPORATION)

UNITED RANCH AUTOMOTIVE, LLC

UNITEDAUTO DODGE OF SHREVEPORT, INC.

UNITEDAUTO SCOTTSDALE PROPERTY HOLDINGS, LLC

WEST PALM AUTO MALL, INC.

WEST PALM NISSAN, INC.

WESTBURY SUPERSTORE, LTD.

YOUNG AUTOMOTIVE HOLDINGS, LLC

YOUNG MANAGEMENT GROUP, INC.

By: /s/ Robert H. Kurnick, Jr.

Name: Title:	Robert H. Kurnick, Jr. Assistant Secretary

ATLANTIC AUTO FUNDING CORPORATION

ATLANTIC AUTO SECOND FUNDING CORPORATION
ATLANTIC AUTO THIRD FUNDING CORPORATION
UAG MICHIGAN HOLDINGS, INC.
UAG NORTHEAST BODY SHOP, INC.
UAG REALTY, LLC
UAG TEXAS II, INC.
UAG TEXAS, LLC
UAG TULSA HOLDINGS, LLC
UAG TURNERSVILLE REALTY, LLC
UNITEDAUTO FIFTH FUNDING, INC.
UNITED AUTO LICENSING, LLC
UNITED AUTOCARE PRODUCTS, LLC

UNITEDAUTO FINANCE, INC.

UNITEDAUTO FOURTH FUNDING INC.

By: /s/ Robert H. Kurnick, Jr.

Name: Title:	Robert H. Kurnick, Jr. Secretary

DIFEO HYUNDAI PARTNERSHIP

DIFEO NISSAN PARTNERSHIP
DIFEO CHRYSLER PLYMOUTH JEEP EAGLE PARTNERSHIP
DIFEO LEASING PARTNERSHIP
DANBURY AUTO PARTNERSHIP
DIFEO TENAFLY PARTNERSHIP
OCT PARTNERSHIP
HUDSON MOTORS PARTNERSHIP
COUNTY AUTO GROUP PARTNERSHIP
SOMERSET MOTORS PARTNERSHIP

By:	DIFEO PARTNERSHIP, LLC A general partner

By: /s/ Robert H. Kurnick, Jr.

Name: Title:	Robert H. Kurnick, Jr. Assistant Secretary

SHANNON AUTOMOTIVE, LTD.

UAG HOUSTON ACQUISITION, LTD.

By: UAG TEXAS II, INC., a general partner

By: /s/ Robert H. Kurnick, Jr.

Name: Title:	Robert H. Kurnick, Jr. Secretary

WTA MOTORS, LTD.

By: LATE ACQUISITION II, LLC, a general partner

By: /s/ Robert H. Kurnick, Jr.

Name: Title:	Robert H. Kurnick, Jr. Assistant Secretary

UAG GD, LTD.

UAG GN, LTD.
UAG GP, LTD.
UAG GW, LTD.

By: UAG HOUSTON ACQUISITION, LTD., a general partner

By: UAG TEXAS II, INC., a general partner

By: /s/ Robert H. Kurnick, Jr.

Name:	Robert H. Kurnick, Jr.

Title:	Secretary
CONFIRMED AND ACCEPTED,
as of the date first above written:
MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
By: /s/ Dariush Maanavi
Authorized Signatory
THOMAS WEISEL PARTNERS LLC
By: /s/ Patrick O’Shaughnessy

Authorized Signatory

SCHEDULE A

**APPROVED FOR EXTERNAL USE**
**QIBS ONLY**

~ Sole-Managed $325mm 144A Senior Subordinated Convertible Notes Due 2026 Pricing ~

United Auto Group, Inc.
(UAG/NYSE)

Gross Proceeds: $325,000,000
Overallotment Option: $50,000,000

144A Senior Subordinated Convertible Notes Pricing Terms:
Issuer: United Auto Group, Inc.
Ticker/Exchange: UAG/NYSE
Offering Size: $325,000,000
Overallotment Option: $50,000,000
Issue Price: $1,000.00
Maturity: April 1, 2026
Interest Rate: 3.50% per annum
Conversion Premium: 25.0%
Last Sale (1/25/06): $37.91
Conversion Price: $47.39
Conversion Rate: 21.1026
Conversion Rate Cap: 26.3782
Interest Pay Dates: April 1 & October 1 beginning October 1, 2006
Hard Call Protection: Ending April 6, 2011
Put Dates: April 1, 2011, April 1, 2016 and April 1, 2021
Contingent Conversion Trigger: 120% of the conversion price (initially $56.87)
Contingent Payment Trigger: 120%
Comparable Yield: 8.25%
Registration: 144A with Registration Rights
Net Proceeds: Approximately $316.3 million after deducting initial purchasers’ discount and offering expenses ($365.0 million if overallotment option is exercised in full)
Use of Proceeds: (1) purchase up to approximately 500,000 shares of common stock and (2) repay borrowings under U.S. revolving credit facility
Dividend Protection: Full dividend protection via a conversion rate adjustment, as set forth in offering memorandum
Change of Control Protection: Make whole premium in connection with a specified change of control via a conversion rate adjustment, as set forth in offering memorandum. If common holders have merger consideration election rights, note holders (as a class) will also have such rights.

Trade Date: 1/25/06
Settlement Date: 1/31/06
144A CUSIP: 909440AG4

Sole Book-Running Manager: Merrill Lynch
Joint-Lead Manager: Thomas Weisel

United Auto Group is an automotive retailer in the United States

**QIBS ONLY**
**APPROVED FOR EXTERNAL USE**

This communication is intended for the sole use of the person to whom it is provided by us.

A written offering circular may be obtained from your Merrill Lynch sales representative, from Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, FL 05, New York, NY 10080 or, in Canada, from Merrill Lynch Canada Inc., 181 Bay Street-Suite 400, Toronto, Ontario M4T 2A9.

SCHEDULE B

a)	The purchase price for the Initial Securities will be 97.50% of the aggregate principal amount of such Initial Securities.

b)	The purchase price for the Option Securities will be:

(i)	95.625% of the aggregate principal amount of the Option Securities, if the option under Section 2(b) of this Agreement is exercised for the full amount of such Option Securities; or

(ii)	97.50% of the aggregate principal amount of the Option Securities, otherwise.

SCHEDULE C

List of Significant Stockholders, Officers and Directors to Sign Lock-Up Agreements

Directors (officers):

John D. Barr
Michael R. Eisenson
James A. Hislop
Hiroshi Ishikawa
William J. Lovejoy
Kimberly J. McWaters
Eustace W. Mita
Lucio A. Noto
Roger S. Penske
Richard J. Peters
Ronald G. Steinhart
H. Brian Thompson

Executive Officers:

Roger S. Penske
Samuel X. DiFeo
James R. Davidson
Robert H. Kurnick, Jr.
Paul F. Walters

Significant Stockholders:

Penske Corporation
Penske Capital Partners, L.L.C.
Mitsui & Co., Ltd
Mitsui & Co. (U.S.A.), Inc.

EXHIBIT A(1)

FORM OF OPINION OF COMPANY’S AND GUARANTORS’ COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(a)

(i) The Company is validly existing as a corporation in good standing under the laws of the State of Delaware.

(ii) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

(iii) The Indenture has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

(iv) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

(v) The Notes are in the form contemplated by the Indenture, have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in the manner provided in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and issued and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(vi) Upon issuance and delivery of the Securities in accordance with the Purchase Agreement and the Indenture, the Securities shall be convertible at the option of the holder thereof for shares of Common Stock in accordance with the terms of the Securities and the Indenture; the shares of Common Stock issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action; such shares, when issued upon such conversion, will be validly issued and will be fully paid and non-assessable and no holder of such Common Stock is or will be subject to personal liability by reason of being such a holder.

(vii) The issuance of the shares of Common Stock upon conversion of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company by operation of Delaware corporate law.

(viii) The information included or incorporated by reference in the Preliminary Offering Memorandum and Final Offering Memorandum under the caption “Description of Notes,” to the extent that it constitutes matters of law, summaries of legal matters, documents referred to therein or legal proceedings, or legal conclusions, has been reviewed by such counsel and fairly summarizes the matters set forth therein in all material respects.

(ix) The statements set forth in the Preliminary Offering Memorandum and the Final Offering Memorandum under the caption “Certain U.S. Federal Tax Considerations,” insofar as such statements purport to summarize matters of U.S. federal income and estate tax laws or legal conclusions with respect thereto, and subject to the limitations, qualifications and assumptions set forth therein, fairly summarize the matters set forth therein.

(x) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than such as may be required under the applicable securities laws of the various jurisdictions in which the Securities will be offered or sold or any NASD filing, as to which such counsel need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or the due execution, delivery or performance of the Indenture and the Registration Rights Agreement by the Company or for the offering, issuance, sale or delivery of the Securities to the Initial Purchasers or the resale by the Initial Purchasers in accordance with the terms of the Purchase Agreement.

(xi) No registration of the Securities under the 1933 Act, and no qualification of an indenture under the Trust Indenture Act with respect thereto, is required for the offer and sale of the Securities to the Initial Purchasers or the initial resale of the Securities by the Initial Purchasers in the manner contemplated by the Purchase Agreement, assuming the accuracy of the representations and warranties and compliance with the agreements contained in the Purchase Agreement and compliance with the statements set forth in the Preliminary Offering Memorandum and the Final Offering Memorandum under the caption “Transfer Restrictions.”

(xii) The execution, delivery and performance of the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Securities and the consummation of the transactions contemplated in the Purchase Agreement (including the use of the proceeds from the sale of the Securities as described in the Preliminary Offering Memorandum and Final Offering Memorandum under the caption “Use Of Proceeds”) and compliance by the Company and each of the Guarantors with its obligations under the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Securities do not and will not, whether with or without the giving of notice or lapse of time or both, result in any violation of the provisions of the articles of incorporation or by-laws of the Company, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to such counsel, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations.

(xiii) The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Preliminary Offering Memorandum and Final Offering Memorandum will not be required to, register as “investment company” under the 1940 Act.

In the course of the preparation by the Company and its counsel of the Disclosure Package and the Final Offering Memorandum (other than the documents incorporated by reference), we participated in conferences with certain of the officers and representatives of, and the independent public accountants for, the Company at which the contents of the Disclosure Package and the Final Offering Memorandum were discussed. We did not participate in the preparation or drafting of any documents incorporated by reference in the Disclosure Package or the Final Offering Memorandum. Given the limitations inherent in the role of outside counsel and the independent verification of factual matters and the character of determinations involved in the offering process, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Disclosure Package or the Final Offering Memorandum, except as set forth in paragraphs (ix) and (x) of this opinion. Subject to the foregoing and on the basis of the information we gained in the course of the performance of the services referred to above, including information obtained from officers and other representatives of, and the independent public accountants for, the Company, no facts have come to our attention that cause us to believe (i) that the Disclosure Package, taken as a whole, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading; or (ii) that the Final Offering Memorandum, as of its date and as of the date hereof, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In each case, however, we express no view or belief with respect to (a) the financial statements, notes and schedules thereto included in, or incorporated by reference in, the Disclosure Package or the Final Offering Memorandum and (b) other financial data or information included in, incorporated by reference in or omitted from the Disclosure Package or the Final Offering Memorandum.

EXHIBIT A(2)

FORM OF GENERAL COUNSEL FOR THE COMPANY

TO BE DELIVERED PURSUANT TO

SECTION 5(a)

(i) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Preliminary Offering Memorandum and Final Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement, the Registration Rights Agreement, the Indenture and the Securities.

(ii) Each of the Delaware Guarantors has all requisite corporate, limited liability company or partnership (as applicable) power and authority to own, lease and operate its properties and to conduct its business as described in the Preliminary Offering Memorandum and Final Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement, the Indenture and the Securities.

(iii) The authorized capital stock of the Company is as set forth in the Preliminary Offering Memorandum and Final Offering Memorandum under the caption “Description of Capital Stock;” the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(iv) Each Delaware Designated Subsidiary is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Preliminary Offering Memorandum and Final Offering Memorandum.

(v) The Purchase Agreement has been duly authorized, executed and delivered by each Delaware Guarantor.

(vi) The Indenture has been duly authorized, executed and delivered by each Delaware Designated Guarantor and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of each Delaware Designated Guarantor, enforceable against each Delaware Designated Guarantor in accordance with its terms.

(vii) The Guarantees of the Securities are in the respective forms contemplated by the Indenture and have been duly authorized by the Delaware Designated Guarantors for issuance and sale pursuant to the Purchase Agreement and the Indenture. At the applicable Closing Time, the Guarantees of the Securities will have been duly executed by each of the Delaware Designated Guarantors and, when the Securities have been authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of the Delaware Designated Guarantors, enforceable in accordance with their terms.

(viii) The documents incorporated by reference in the Preliminary Offering Memorandum and Final Offering Memorandum (other than the financial statements and supporting schedules therein, as to which no opinion need be rendered), when they were filed with the Commission appeared to be appropriately responsive as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

(ix) The information included or incorporated by reference in the Preliminary Offering Memorandum and Final Offering Memorandum under the caption “Description Of Capital Stock,” to the extent that it constitutes matters of law, summaries of legal matters, documents referred to therein or legal proceedings, or legal conclusions, has been reviewed by such counsel and fairly summarizes the matters set forth therein in all material respects.

(x) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than such as may be required under the applicable securities laws of the various jurisdictions in which the Securities will be offered or sold or any NASD filing, as to which such counsel need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or the due execution, delivery or performance of the Indenture and the Registration Rights Agreement by any Guarantor or for the offering, issuance, sale or delivery of the Securities to the Initial Purchasers or the resale by the Initial Purchasers in accordance with the terms of the Purchase Agreement.

(xi) The execution, delivery and performance of the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Securities and the consummation of the transactions contemplated in the Purchase Agreement and in the Preliminary Offering Memorandum and Final Offering Memorandum (including the use of the proceeds from the sale of the Securities as described in the Preliminary Offering Memorandum and Final Offering Memorandum under the caption “Use Of Proceeds”) and compliance by the Company and each of the Guarantors with its obligations under the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Securities do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xv) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary thereof pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to such counsel and listed on a schedule thereto, to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary thereof is subject (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not have a Material Adverse Effect).

(xii) The execution, delivery and performance of the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Securities and the consummation of the transactions contemplated in the Purchase Agreement (including the use of the proceeds from the sale of the Securities as described in the Preliminary Offering Memorandum and Final Offering Memorandum under the caption “Use Of Proceeds”) and compliance by the Company and each of the Guarantors with its obligations under the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Securities do not and will not, whether with or without the giving of notice or lapse of time or both, result in any violation of the provisions of the articles of incorporation or by-laws of any of the Subsidiaries, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to such counsel, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations.

(xiii) There is not pending or, to the best of such counsel’s knowledge, threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary thereof is subject, before or brought by any court or governmental agency or body, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder or the transactions contemplated by the Final Offering Memorandum.

In the course of the preparation by the Company and its counsel of the Disclosure Package and the Final Offering Memorandum (other than the documents incorporated by reference), we participated in conferences with certain of the officers and representatives of, and the independent public accountants for, the Company at which the contents of the Disclosure Package and the Final Offering
Memorandum were discussed. We did not participate in the preparation or drafting of any documents incorporated by reference in the Disclosure Package or the Final Offering Memorandum. Given the
limitations inherent in the role of outside counsel and the independent verification of factual matters and the character of determinations involved in the offering process, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Disclosure Package or the Final Offering Memorandum, except as set forth in paragraph (ix) of this opinion. Subject to the foregoing and on the basis of the information we gained in the course of the performance of the services referred to above, including information obtained from officers and other representatives of, and the independent public accountants for, the Company, no facts have come to our attention that cause us to believe (i) that the Disclosure Package, taken as a whole, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading; or (ii) that the
Final Offering Memorandum, as of its date and as of the date hereof, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In each case, however, we express no view or belief with respect to (a) the financial statements, notes and schedules thereto included in, or incorporated by reference in, the Disclosure Package or the Final
Offering Memorandum and (b) other financial data or information included in, incorporated by reference in or omitted from the Disclosure Package or the Final Offering Memorandum.EXHIBIT
B

FORM OF LOCK-UP LETTER AGREEMENT

January 25, 2006

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated,

THOMAS WEISEL PARTNERS LLC

c/o Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

4 World Financial Center

New York, New York 10080

Re: Proposed Offering by United Auto Group, Inc.

Dear Sirs:

The undersigned, a stockholder and an officer and/or director of United Auto Group, Inc., a Delaware corporation (the “Company”), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Thomas Weisel Partners LLC (together, the “Initial Purchasers”) propose to enter into a Purchase Agreement (the “Purchase Agreement”) with the Company and the Guarantors party thereto(as defined in the Purchase Agreement) providing for the offering (the “Offering”), pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) of Convertible Senior Subordinated Notes due 2026 of the Company (the “Initial Securities”) and the grant by the Company and the Guarantors to the Initial Purchasers of the option to purchase additional Convertible Senior Subordinated Notes due 2026 (the “Option Securities”). The Initial Securities, together with the Option Securities, are collectively referred to as the “Securities”. In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Initial Purchaser that, during a period of 90 days from the date of the Purchase Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s common stock $0.0001 par value (the “Common Stock”) or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act, with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding anything herein to the contrary, the foregoing shall not be deemed to restrict the undersigned with respect to (1) the exercise of options to acquire shares of Common Stock, (2) the disposition or sale of shares of Common Stock to the Company, (3) the sale, when combined with all other sales by the undersigned and any person listed on Schedule A hereto, of up to 40,000 shares of Common Stock (without double-counting the number of any shares sold or disposed under two preceding paragraphs of (1) and (2) hereof), (4) shares of Common Stock that have been pledged by the undersigned in favor of a financial institution prior to the date hereof, or (5) the entering into of any written trading plan or agreement (“Rule 10b5-1 Plan”) with a broker designed to comply with Rule 10b5-1(c)(1) promulgated pursuant to the Securities Exchange Act of 1934, as amended, provided that any such Rule 10b5-1 Plan shall specify that any sales of Common Stock sold for the undersigned’s benefit pursuant to the Rule 10b5-1 Plan shall not occur prior to the expiration of the Lock-Up Period.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of Merrill Lynch, provided that (1) Merrill Lynch receives a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, and (2) except with respect to clause (iv) below, any such transfer shall not involve a disposition for value:

(i) as a bona fide gift or gifts; or

(ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii) as a distribution to limited partners or stockholders of the undersigned; or

(iv) to the undersigned’s affiliates or any entity under common control with the undersigned or to any investment fund or other entity controlled or managed by the undersigned.

Furthermore, during the Lock-Up Period, the undersigned may sell shares of Common Stock of the Company purchased by the undersigned on the open market following the Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

The aggregate amount of Lock-Up Securities transferred by the undersigned pursuant to the preceding paragraph shall not exceed 40,000 shares.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

If the Company notifies you in writing that it does not intend to proceed with the offering of the Securities, or for any reason following the execution of the Purchase Agreement it shall be terminated prior to the time of purchase in accordance with the terms of the Purchase Agreement, this letter agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Very truly yours,

Signature:

Print Name: